TIDAL TRUST II 485BPOS

 Exhibit 99(h)(ii)(19)

NINETEENTH AMENDMENT TO THE

FUND SUB-ADMINISTRATION SERVICING AGREEMENT

THIS NINETEENTH AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the Fund Sub-Administration Servicing Agreement (the “Agreement”) dated as of July 7, 2022, as amended, is entered into by and between TIDAL ETF SERVICES LLC (the “Company” or “Tidal”), with respect to Tidal Trust II, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to:

Add the following funds:

●	Cambria Chesapeake Pure Trend ETF

●	Defiance 2X Ether Strategy ETF

●	Defiance 2X Short MSTR ETF

●	Defiance Daily Target 2x Long Carbon ETF

●	Defiance Daily Target 2x Long Copper ETF

●	Defiance Daily Target 2x Long Lithium ETF

●	Defiance Daily Target 2x Long LLY ETF

●	Defiance Daily Target 2x Long MSTR ETF

●	Defiance Daily Target 2x Long NVO ETF

●	Defiance Daily Target 2x Long PANW ETF

●	Defiance Daily Target 2x Long SMCI ETF

●	Defiance Daily Target 2x Long Solar ETF

●	Defiance Daily Target 2x Long Uranium ETF

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Nineteenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

TIDAL TRUST II		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Eric Falkeis	By:	/s/ Jason Hadler

Name:	Eric Falkeis	Name:	Jason Hadler

Title:	President	Title:	Sr. Vice President

Date:	May 15, 2024	Date:	May 20, 2024

Exhibit A to the

Fund Sub-Administration Servicing Agreement

Fund Names

Separate Series of Tidal Trust II

Name of Series

Blueprint Chesapeake Multi-Asset Trend ETF

Cambria Chesapeake Pure Trend ETF

Carbon Collective Climate Solutions U.S. Equity ETF

Carbon Collective Short Duration Green Bond ETF

Cboe® Validus S&P 500® Dynamic PutWrite Index ETF

Clockwise Core Equity & Innovation ETF

CNIC ICE U.S. Carbon Neutral Power Futures Index ETF

CoreValues Alpha America’s Digital Growth ETF

CoreValues Alpha Greater China Growth ETF

CoreValues Alpha India Growth ETF

Defiance 2X Ether Strategy ETF

Defiance 2X Short MSTR ETF

Defiance Daily Target 2x Long Carbon ETF

Defiance Daily Target 2x Long Copper ETF

Defiance Daily Target 2x Long Lithium ETF

Defiance Daily Target 2x Long LLY ETF

Defiance Daily Target 2x Long MSTR ETF

Defiance Daily Target 2x Long NVO ETF

Defiance Daily Target 2x Long PANW ETF

Defiance Daily Target 2x Long SMCI ETF

Defiance Daily Target 2x Long Solar ETF

Defiance Daily Target 2x Long Uranium ETF

Defiance Developed Markets Enhanced Options Income ETF

Defiance Emerging Markets Enhanced Options Income ETF

Defiance Gold Enhanced Options Income ETF

Defiance Nasdaq 100 Enhanced Options Income ETF

Defiance Nasdaq 100 Income Target ETF

Defiance Oil Enhanced Options Income ETF

Defiance R2000 Enhanced Options Income ETF

Defiance R2000 Income Target ETF

Defiance S&P 500 Enhanced Options Income ETF

Defiance S&P 500 Income Target ETF

Defiance Silver Enhanced Options Income ETF

Defiance Treasury Alternative Yield ETF

Defiance Treasury Enhanced Options Income ETF

DGA Absolute Return ETF

Even Herd Long Short ETF

Grizzle Growth ETF

Hilton Small-MidCap Opportunity ETF

iREIT® - MarketVector Quality REIT Index ETF

Nicholas Fixed Income Alternative ETF

Peerless Option Income Wheel ETF

Pinnacle Focused Opportunities ETF

Quantify Absolute Income ETF

Return Stacked® Bonds & Futures Yield ETF

Return Stacked® U.S. Stocks & Futures Yield ETF

Return Stacked® Bonds & Managed Futures ETF

Return Stacked® Global Stocks & Bonds ETF

Return Stacked® U.S. Stocks & Managed Futures ETF

Roundhill Generative AI & Technology ETF

Tactical Advantage ETF

The Meet Kevin Moderate ETF

The Meet Kevin Pricing Power ETF

The Meet Kevin Select ETF

YieldMax™ AAPL Option Income Strategy ETF

YieldMax™ Short AAPL Option Income Strategy ETF

YieldMax™ ABNB Option Income Strategy ETF

YieldMax™ ADBE Option Income Strategy ETF

YieldMax™ AI Option Income Strategy ETF

YieldMax™ AMD Option Income Strategy ETF

YieldMax™ AMZN Option Income Strategy ETF

YieldMax™ BA Option Income Strategy ETF

YieldMax™ BIIB Option Income Strategy ETF

YieldMax™ Bitcoin Option Income Strategy ETF

YieldMax™ BRK.B Option Income Strategy ETF

YieldMax™ COIN Option Income Strategy ETF

YieldMax™ Short COIN Option Income Strategy ETF

YieldMax™ DIS Option Income Strategy ETF

YieldMax™ Gold Miners Option Income Strategy ETF

YieldMax™ GOOG Option Income Strategy ETF

YieldMax™ Innovation Option Income Strategy ETF

YieldMax™ Short Innovation Option Income Strategy ETF

YieldMax™ INTC Option Income Strategy ETF

YieldMax™ JPM Option Income Strategy ETF

YieldMax™ KWEB Option Income Strategy ETF

YieldMax™ META Option Income Strategy ETF

YieldMax™ MRNA Option Income Strategy ETF

YieldMax™ MSFT Option Income Strategy ETF

YieldMax™ Short N100 Option Income Strategy ETF

YieldMax™ NFLX Option Income Strategy ETF

YieldMax™ NKE Option Income Strategy ETF

YieldMax™ NVDA Option Income Strategy ETF

YieldMax™ Short NVDA Option Income Strategy ETF

YieldMax™ ORCL Option Income Strategy ETF

YieldMax™ PYPL Option Income Strategy ETF

YieldMax™ ROKU Option Income Strategy ETF

YieldMax™ SNOW Option Income Strategy ETF

YieldMax™ SQ Option Income Strategy ETF

YieldMax™ TGT Option Income Strategy ETF

YieldMax™ TLT Option Income Strategy ETF

YieldMax™ TSLA Option Income Strategy ETF

YieldMax™ Short TSLA Option Income Strategy ETF

YieldMax™ XBI Option Income Strategy ETF

YieldMax™ XOM Option Income Strategy ETF

YieldMax™ ZM Option Income Strategy ETF

YieldMax™ MSTR Option Income Strategy ETF

YieldMax™ Ultra Option Income Strategy ETF

YieldMax™ Magnificent 7 Fund of Option Income ETFs

YieldMax™ Universe Fund of Option Income ETFs